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                                                                     EXHIBIT 3.1



                                     BYLAWS

                                       OF

                        SERVICE CORPORATION INTERNATIONAL

                                  SHAREHOLDERS


                                    ARTICLE I

         Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the second Thursday in May of each year at ten o'clock in the morning, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day, for the purpose of electing directors. Any business may be transacted at an annual meeting, except as otherwise provided by law or by these bylaws. The Board of Directors may alter or postpone the time of holding the annual meeting of shareholders as they shall deem advisable.

         Section 2. Special Meeting. A special meeting of shareholders may be called at any time by the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, by the Board of Directors, by the Chairman of the Board or by the President. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.



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         Section 3. Place. The annual meeting of shareholders may be held at any place within or without the State of Texas designated by the Board of Directors. Special meetings of shareholders may be held at any place within or without the State of Texas designated by the Chairman of the Board, if he shall call the meeting; by the President, if he shall call the meeting; or the Board of Directors, if they shall call the meeting. Meetings of shareholders shall be held at the principal office of the corporation unless another place is designated for meetings in the manner provided herein.

         Section 4. Notice. Written or printed notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

         Section 5. Quorum. The holders of at least a majority of the outstanding stock entitled to vote thereat and present in person or by proxy shall constitute a quorum. Except as otherwise required by law, the articles of incorporation or these bylaws, the act of a majority of the stock at any meeting at which a quorum is present shall be the act of the shareholders' meeting.


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The Chairman of the meeting or the holders of a majority of stock present at any meeting, though less than a quorum, may adjourn the meeting and any business may be transacted at the adjournment that could be transacted at the original meeting. No notice of adjournment, other than the announcement at the meeting, need be given.

         Section 6. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Proxies solicited by management shall be for the meetings set forth in the Proxy Statement or Statements with respect to which the Proxy is being solicited and any recesses or adjournments thereof, and shall cover only matters referred to in such Proxy Statement or Statements.

         Section 7. Voting of Shares. Each outstanding share entitled to vote upon a matter submitted to a vote at a meeting of


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shareholders shall be entitled to one vote on such matter, unless otherwise provided in the articles of incorporation.

         Section 8. Officers. The President shall preside at and the Secretary shall keep records of each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by some person appointed by the meeting.

         Section 9. List of Shareholders. A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and filed at the registered office of the corporation and subject to inspection by any shareholder during usual business hours for a period of ten
(10) days prior to such meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any shareholder.

         Section 10. Notice of Shareholder Business. Only such business shall be conducted at shareholder meetings and only such persons shall be eligible to serve on the Board of Directors as shall have been brought before the meeting or nominated, as applicable, (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who shall be entitled to vote at such meeting who complies with the notice procedures


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set forth in this Section 10 and who complies with all other requirements imposed by these Bylaws. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice for nominations or other matters to be considered at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not more than 120 days and not less than 100 days prior to the first anniversary of the previous year's annual meeting; provided, however, that if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the close of business on the 10th day following the day on which the date of such meeting has been first publicly disclosed. To be timely, a shareholder's notice of the nomination of persons for election to the Board of Directors at a special shareholder meeting at which one or more directors is to be elected must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the date of such meeting has been first publicly disclosed. Notwithstanding anything in this Article 1,
Section 10 of these Bylaws to the contrary, in the event that the number of


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directors to be elected to the Board of Directors is increased and there is no public disclosure naming all of the nominees for election or reelection to the Board of Directors or specifying the size of the increased Board of Directors made by the Corporation at least 130 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice of nomination shall be timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public disclosure of such increase in the number of directors to be elected to the Board of Directors is first made by the Corporation. In no event shall the public announcement of an adjournment of a shareholder meeting commence a new time period for the giving of timely notice as described above. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business, and (e) any such further information as shall be reasonably requested by the


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Corporation. Additionally, a shareholder's notice of the nomination of persons for election to the Board of Directors shall set forth as to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named as a nominee and to serving as a director if elected) and (b) any such further information as shall be reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this
Section 10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in the


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Section shall be deemed to affect any rights of (a) shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of Preferred Stock to elect directors under specified circumstances. For purposes of these Bylaws, "publicly disclosed" or "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. Number of Term of Office. The business and property of the corporation shall be managed and controlled by the Board of Directors, and subject to restrictions imposed by law, by the articles of incorporation, or by these bylaws, they may exercise all the powers of the corporation.

         (a) Number. The Board of Directors shall consist of not less than nine
(9) nor more than fifteen (15) Directors, as so determined from time to time by resolution of the Board of Directors. Within the above limits, the number of directors may be increased or decreased (provided that such decrease does not shorten the term of any incumbent director) from time to time by resolution of the Board of Directors. Directors need not be shareholders nor residents of Texas.

         (b) Election and Terms. At the 1982 Annual Meeting of Shareholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1983 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1984 Annual Meeting of Shareholders and the term of office of


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the third class to expire at the 1985 Annual Meeting of Shareholders; in each case, the term shall continue until the respective successors are elected and qualified. At each Annual Meeting of Shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders and until their successors have been elected and qualified.

         (c) Vacancies and Increases of Directors. Any vacancy (other than by an increases in number) in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any directors so elected by the Board of Directors to fill a vacancy shall hold office for the unexpired term of the director whose place he has been elected to fill, even though that term may extend beyond the next annual meeting of shareholders. In case of any increase in the number of directors (within the above limits), the additional directors shall be elected at an annual meeting or at a special meeting of shareholders called for that purpose.

         (d) Removal. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least four-fifths of all of the outstanding shares of capital stock of


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the corporation entitled to vote on election of directors at a meeting of shareholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least four-fifths of the entire Board of Directors, recommends removal of a director to the shareholders, such removal may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of shareholders called for that purpose.

         Section 2. Meeting of Directors. The directors may hold their meetings and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places in the State of Texas, or outside the State of Texas, as the Board of Directors may from time to time determine.

         Section 3. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

         Section 4. Election of Officers. At the first regularly scheduled meeting of the Board of Directors in each year at which


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a quorum shall be present, held next after the commencement of the fiscal year, the Board of Directors shall proceed to the election of the officers of the corporation.

         Section 5. Regular Meeting. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated, from time to time, by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

         Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors for the time being in office.

         Section 7. Notice. The Secretary shall give notice of each special meeting in person, or by mail or by telegraph at least two (2) days before the meeting to each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         At any meeting at which every director shall be present, even though without any notice, any business may be transacted.


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         Section 8. Quorum. A majority of the directors fixed by these bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the articles of incorporation or by these bylaws.

         Section 9. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.

         At all meetings of the Board of Directors, the Chairman of the Board shall preside, and in the absence of the Chairman then the President, and in the absence of the President then a chairman shall be chosen by the Board from among the directors present.

         The Secretary of the corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as secretary of the meeting.


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         Section 10. Compensation. Directors and members of any committee of the
Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of directors may be on such basis as is determined in the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the corporation in any other capacity and receiving reasonable compensation for such other services.

         Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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         Section 12. Executive Committee and other Committees.

         (a) Designation of Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire number of directors, from time to time may designate two or more directors to constitute an Executive Committee. The designation of such Executive Committee, and the delegation of authority thereto, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. No member of the Executive Committee shall continue to be a member thereof after he ceases to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee, to fill vacancies thereon, to change any member thereof, and to change the function or terminate the existence thereof.

         (b) Powers of the Executive Committee. During intervals between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolutions of the Board of Directors, the Executive Committee shall have any and may exercise all of the powers and authority of the Board of Directors, including, but without limitation, the power to authorize the corporate seal to be affixed to any instruments executed on behalf of the Corporation, and the power to authorize the issuance of shares of the corporation's capital stock, except that no such


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committee shall have the authority of the Board of Directors in reference to amending the articles of incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business. Furthermore, in such circumstances, the Executive Committee may not recommend to shareholders a voluntary dissolution of the corporation or a revocation thereof, amend, alter, or repeal the bylaws of the corporation, or adopt new bylaws for the corporation, fill vacancies in or remove members of the Board of Directors or any such committee, elect or remove officers or members of any such committee, fix the compensation of any member of such committee, or alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable. All minutes of the meetings of the Executive Committee shall be submitted to the next succeeding meeting of Board of Directors; but failure to submit the same or to receive the approval thereof shall not invalidate any completed or incomplete action taken by the corporation upon authorization by the Executive Committee prior to the time at which the same has been, or was, submitted to the Board of Directors.

         (c) Procedure; Meetings; Quorum. Unless designated by the Board of Directors, the chairman of the Executive Committee shall be chosen by the Executive Committee, and the Secretary of the


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corporation, if present, shall act as Secretary of the meetings. In the absence of either, the Executive Committee shall appoint a chairman or secretary, as the case may be, of the meeting. The Executive Committee shall keep a record of its acts and proceedings. The Executive Committee shall fix its own rules of procedure (which need not be written) and shall meet from time to time on call of the President or any two or more members of the Executive Committee. Notice of each such meeting, stating the place, day and hour thereof, shall be mailed, telegraphed or telephoned to each member's business or residential address at least twenty-four hours before the meeting, but need not state the purpose of the meeting. Meetings may be held at any place within or without the State of Texas, specified in the notice of such meeting. Notice of any meeting may be waived in writing, signed by the member or members entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Attendance of any members at a meeting shall constitute a waiver of notice of such meeting. A majority of the Executive Committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a Committee, and the individual members shall have no power as such, but the Executive Committee may vote the members of the Executive Committee a


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reasonable fee as compensation and remainder of expenses for attendance at meetings of such Committee.

         (d) Other Committees. The Board of Directors may by resolution provide for such other standing or special committees as it from time to time deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve at the pleasure of the Board. Vacancies in such committees shall be filled by the Board of Directors.

         Section 13.  Action Without A Meeting.

         (a) Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or Committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

         (b) Members of the Board of Directors, or members of any committee designated by such board, may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which


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all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objection to the transaction of any business on the ground that the meeting is not lawfully called or convened.


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                                   ARTICLE III

                                    OFFICERS

         Section 1. Number, Titles and Term of Office. The officers of the corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office, except that the President shall not hold the office of Secretary. None of the officers need be a director.

         Section 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so


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removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 3. Vacancies. A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.

         Section 4. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be chief executive officer of the corporation and shall preside at all meetings of the Board of Directors and shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.

         Section 5. Powers and Duties of the Vice Chairman of the Board. The Vice Chairman of the Board in the absence of the Chairman of the Board shall preside at all meetings of the Board of Directors and in the absence of both the Chairman of the Board and the President preside at all meetings of the shareholders and shall have such other powers and duties as from time to time may be assigned him by the Board of Directors.

         Section 6. Powers and Duties of the President. The President shall be the chief administrative officer of the corporation and, subject to the Board of Directors and the


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Chairman of the Board, he shall have general administrative charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities; he shall preside at all meetings of the shareholders and in the absence of both the Chairman of the Board and the Vice Chairman of the Board at all meetings of the Board of Directors; he may agree upon and execute all bonds, contracts and all other obligations in the name of the corporation; and he may sign all certificates for shares of capital stock of the corporation.

         Section 7. Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors and shall exercise the powers of the President during that officer's absence or inability to act. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

         Section 8. Treasurer. The Treasurer shall have custody of all the funds and securities of the corporation which come into his hands. When necessary or proper, for collection he may, on behalf of the corporation, endorse checks, notes and other obligations and shall deposit the same to the credit of the


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corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors, and he may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the corporation to be kept by him for the purpose full and accurate accounts of all moneys received and paid out on account of the corporation; he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

         Section 9. Assistant Treasurer. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability to act.

         Section 10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and committees thereof and the minutes of all meetings of the stockholders, in books


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provided for that purpose. He shall attend to the giving and serving of all notices; he may sign with the President, in the name of the corporation, all contracts of the corporation and affix the seal of the corporation thereto; he may sign with the President all certificates for shares of the capital stock of the corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the corporation during business hours; and he shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

         Section 11. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.


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                                   ARTICLE IV

                                 INDEMNIFICATION

         Section 1. Each director and officer of the Company and any person who may have served at the request of the Company as a director or officer of another corporation in which it owns shares or of which it is a creditor shall be indemnified by the Company against any costs and expenses, including counsel fees, actually and necessarily incurred in connection with the defense of any civil, criminal, administrative, or other claim, action, suit, or proceeding, whether by or in the right of the Company or otherwise, in which he may become involved or with which he may be threatened by reason of his being or having been a director or officer of the Company or by reason of his serving or having served at the request of the Company as a director or officer of another corporation as aforesaid, provided that, in connection with such matter, the said director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. Costs and expenses indemnified shall include payments in settlement or in satisfaction of any judgment, fine or penalty.


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         The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or equivalent shall not, of itself, create a presumption that the director, officer, or representative did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding that he had reasonable cause to believe his conduct was unlawful.

         Section 2. Any indemnification provided for herein, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he had met the applicable standard of conduct set forth in
Section 1 hereof. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, and a quorum of disinterested directors so directs, by independent legal counsel (who may be of counsel to the corporation) in a written opinion, or (c) by the shareholders.

         Section 3. It is specifically intended to provide indemnification with regard to acts or omissions on the part of


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directors or officers which may be or are adjudged to constitute negligence, misrepresentations, slander, libel, misconduct, or other breach of duty, but only to the extent that such indemnification may be provided for under law, and only upon a determination under Section 2 hereof that such conduct was in good faith and reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, that there was not reasonable cause for belief that the conduct was unlawful.

         Section 4. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation itself would have the power to indemnify him against such liability under law.

         Section 5. To the extent permitted by law, expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 2 of this Article, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         Section 6. Should any of the indemnification rights provided for herein be declared invalid, such declaration shall not invalidate the indemnification provisions generally, and such of the indemnification rights provided for herein as are permissible under law shall remain effective.

         Section 7. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any director, officer, or representative may be entitled under any other bylaw, agreement, or vote of shareholders or disinterested directors, as a matter of law or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, or representative and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 8.

         (a) In addition, and not in lieu of, any indemnity provided under the preceding sections of this Article IV, the Company shall indemnify each director, officer or employee and each former director, officer or employee of the Company against any costs and expenses, including counsel fees, actually and necessarily incurred in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceeding, whether by or in the right of the Company or otherwise, in which he may become involved or with which he may be threatened with regard to any error or omission or breach of duty committed or alleged to have been committed in the discharge of his fiduciary duties, obligations or responsibilities with respect to any employee pension, deferred compensation, welfare benefit or other benefit plan, including specifically, but without limitation, plans covered under the Employee Retirement Income Security Act of 1974 (which plans are herein collectively called "employee benefit plan"), of the corporation or any other corporation in which it owns shares of capital stock, or of which it is a creditor (which entities are herein collectively called the "Company") provided, that in connection with such matter, the said director, officer or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Company shall be deemed to have requested a director, officer or employee of the Company to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on or otherwise involves services by such person to such employee benefit plan or participants or beneficiaries thereof; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed "fines"; and action taken or omitted by such a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to be for a purpose which is not opposed to the best interest of the Company.

         Costs and expenses indemnified shall include payments in settlements or in satisfaction of any judgement, fine or penalty. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director, officer, or employee did not act in good faith.

         (b) Any indemnification provided for herein, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he had met the applicable standard of conduct set forth in

Section 8 (a) hereof. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable, or even if obtainable, and a quorum of disinterested directors so directs, by independent legal counsel (who may be of counsel to the corporation) in a written opinion, or (c) by the shareholders.

         (c) It is specifically intended to provide indemnification with regard to acts or omissions on the part of directors, officers or employees which may be or are adjudged to constitute negligence, misrepresentations, slander, libel, misconduct, or other breach of duty, but only to the extent that such indemnification may be provided for under law, and only upon a determination under Section 8 (b) hereof that such conduct was in good faith.

         (d) The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (and "other enterprise" shall in this Section 8 be deemed to include an employee benefit plan), against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation itself would have the power to indemnify him against such liability under law. (e) To the extent permitted by law, expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 8 (b) hereof, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         (f) Should any of the indemnification rights provided for herein be declared invalid, such declaration shall not invalidate the indemnification provisions generally, and such of the indemnification rights provided for herein as are permissible under law shall remain effective.

         (g) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or representative may be entitled under any other bylaw, agreement, or vote of shareholders or disinterested directors, as a matter of law or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office or performing such of his duties and shall continue as to a person who has ceased to be a director, officer, employee or representative and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                    ARTICLE V

                                  CAPITAL STOCK

         Section 1. Certificates of Shares. The certificates for shares of the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and may be sealed with the seal of this corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, the signatures of any such President or Vice President and Secretary or Assistant Secretary may be facsimiles. They shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder's name and the number of shares.

         Section 2. Transfer of Shares. The shares of stock of the corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares.

         Section 3. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the corporation.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         Section 1. Offices. Until the Board of Directors otherwise determines, the registered office of the corporation required by the Texas Business Corporation Act to be maintained in the State of Texas shall be the principal place of business of the corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the corporation.

         Section 2. Fiscal Year. The fiscal year of the corporation shall be such as the Board of Directors shall, by resolution, establish.

         Section 3. Seal. The seal of the corporation shall be such as from time to time may be approved by the Board of Directors.

         Section 4. Notice and Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         Section 5. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if not time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 6. Securities of Other Corporation. The Chairman of the Board, the President or any Vice President of the corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

                                   ARTICLE VII

                                   AMENDMENTS

         Except as set forth below, bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting, or by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting, provided notice of said proposed amendment is contained in the notice of the meeting.

         Notwithstanding the provisions of the preceding paragraph, the affirmative vote of the holders of at least four-fifths of the outstanding shares of capital stock of the Corporation entitled to vote thereon at a meeting called for that purpose shall be required to amend or repeal, or to adopt any provisions inconsistent with, Section 1, Article II or Article VII of the corporation's Bylaws.